UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2020, the Compensation Committee of the Board of Directors of Blonder Tongue Laboratories, Inc. (the “Company”) determined to adjust the compensation of certain of the Company's executive officers. The affected officers are (i) Edward R. Grauch, President and Chief Executive Officer, (ii) Eric Skolnik, Senior Vice President, Chief Financial Officer and (iii) Ronald V. Alterio, Senior Vice President-Engineering, Chief Technology Officer. The adjustment consists of a 10% reduction in the gross salary of each of the affected executive officers (net of any amounts subject to the previously-announced Deferred Compensation Agreements between the Company and each of them), and will apply beginning on October 5, 2020 and continue thereafter through and including December 31, 2020. After December 31, 2020, in the absence of any further action taken by the Compensation Committee, the gross salary (net of any amount subject to a Deferred Compensation Agreement) of each of the affected executive officers will be reinstated to the level that existed immediately prior to the commencement of the adjustment. This action was taken as part of the Company's efforts to enhance its working capital and reduce monthly expenses, to offset, in part, the continuing impact of the COVID-19 pandemic on the Company’s revenues.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: October 2, 2020

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